Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the following Arqit Quantum Inc. registration statements:

(1)registration statement on Form S-8 (File No. 333-262215);
(2)registration statement on Form S-8 (File No. 333-275960);
(3)registration statement on Form F-3 (File No. 333-268786); and
(4)registration statement on Form F-3 (File No. 333-259982)

of our report dated December 5, 2024 relating to the financial statements which appears in the Arqit Quantum Inc. Annual Report on Form 20-F for the year ended September 30, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statements.

/s/ PKF Littlejohn LLP

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PKF Littlejohn LLP

London, United Kingdom November

December 5, 2024